Exhibit 99.1

Sierra Oncology Announces Reverse Stock Split

- Preferred shares issued in recently completed $103M financing to convert to common shares -

- Gilead to become shareholder in Sierra in accordance with amendment to Purchase Agreement -

VANCOUVER, January 22, 2020 - Sierra Oncology, Inc. (SRRA), a late-stage drug development company focused on the development and commercialization of momelotinib, a JAK1, JAK2 & ACVR1 inhibitor with a potentially differentiated therapeutic profile for the treatment of myelofibrosis, today announced that its board of directors has approved a reverse stock split of its shares of common stock at a ratio of 1-for-40. The reverse stock split will be effective today at 4:30 p.m. Eastern Time. At the market open on January 23, 2020, the Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol “SRRA,” but will be assigned a new CUSIP number (82640U404) and will trade on a split-adjusted basis.

At the effective time of the reverse stock split, every 40 shares of the Company’s issued and outstanding common stock will be automatically combined and reclassified into one issued and outstanding share of common stock. The reverse stock split will not affect any stockholder’s ownership percentage of the Company’s common stock, alter the par value of the Company’s common stock, have any direct impact on the market capitalization of the Company, or modify any voting rights or other terms of the common stock.

The reverse stock split was approved by Sierra Oncology stockholders on January 21, 2020. Additional information regarding the reverse stock split, other matters voted upon, and the certified voting results will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

As previously announced, shortly following the reverse stock split:

•

The Series A convertible voting preferred stock issued in the recently completed $103.0 million financing (gross proceeds) will be converted into shares of common stock, subject to the applicable beneficial ownership limitation.

•

Gilead Sciences, Inc. (Gilead) will be issued approximately 725,000 shares of common stock (on a post-split basis) and a warrant to purchase an equivalent amount of common stock, in consideration for amending the royalty rates and milestones in an Asset Purchase Agreement with Gilead for momelotinib.

Following the reverse stock split, assuming the conversion of all outstanding Series A convertible preferred voting shares to common stock, and the issuance of common stock to Gilead, there are expected to be approximately 10,394,600 total shares of common stock outstanding and warrants to purchase approximately 11,104,000 total shares of common stock outstanding on a post-split basis. Of these warrants, warrants to purchase approximately 2,574,700 shares of common stock (the Series B warrants) may only be exercised by paying the exercise price in cash, and will expire on the 75th day anniversary following the announcement of top-line data from Sierra Oncology’s ongoing Phase 3 clinical trial of momelotinib. If Series B warrants were fully exercised, the company would receive approximately $34.0 million in proceeds.

Sierra Oncology previously reported its cash and cash equivalents totaled $67.7 million as of September 30, 2019, and that subsequently it had closed an underwritten public offering with gross proceeds to Sierra Oncology of $103.0 million. Prior to the end of 2019, a term loan of $5.0 million was repaid to Silicon Valley Bank.

About Sierra Oncology

Sierra Oncology is a late stage drug development company focused on advancing targeted therapeutics for the treatment of patients with significant unmet medical needs in hematology and oncology.

Momelotinib, Sierra’s lead drug candidate, is a potent, selective and orally-bioavailable JAK1, JAK2 & ACVR1 inhibitor with a differentiated therapeutic profile in myelofibrosis encompassing robust constitutional symptom improvements, a range of meaningful anemia benefits, including eliminating or reducing the need for frequent blood transfusions, and comparable spleen control to ruxolitinib. More than 1,200 subjects have received momelotinib since clinical studies began in 2009, including more than 820 patients treated for myelofibrosis.

Sierra recently launched the MOMENTUM Phase 3 clinical trial, a randomized double-blind trial designed to enroll 180 myelofibrosis patients who are symptomatic and anemic, and who have been treated previously with a JAK inhibitor. The U.S. Food and Drug Administration has granted Fast Track designation to momelotinib for the treatment of patients with intermediate/high-risk myelofibrosis who have previously received a JAK inhibitor. Momelotinib is wholly owned by Sierra Oncology and is protected by patents anticipated to provide potential exclusivity to 2040 in the United States and Europe (inclusive of potential Patent Term Extension or Supplementary Protection Certificate).

Sierra is also developing a portfolio of DNA Damage Response (DDR) assets, consisting of SRA737 and SRA141, and is conducting a campaign intended to seek non-dilutive strategic options to support their further advancement. SRA737 is a potent, highly selective, orally bioavailable small molecule inhibitor of Checkpoint kinase 1 (Chk1), a key regulator of cell cycle progression and the DDR network, and has demonstrated preliminary clinical efficacy. SRA141 is a potent, selective, orally bioavailable small molecule inhibitor of Cell division cycle 7 kinase (Cdc7) and has successfully completed the IND process with the FDA enabling the commencement of clinical trials. Sierra retains the global commercialization rights to SRA737 and SRA141.

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology’s expectations from current data, anticipated clinical development activities, potential benefits of Sierra Oncology’s lead product candidate and other product candidates, Sierra Oncology’s capitalization and sufficiency of its capital resources. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology may be unable to successfully develop and commercialize product candidates, product candidates may not demonstrate safety and efficacy or otherwise produce positive results, Sierra Oncology may experience delays in the preclinical and anticipated clinical development of its product candidates, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and product candidates and the other factors described under the heading “Risk Factors” set forth in Sierra Oncology’s filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

For further information:

James Smith

Vice President, Corporate Affairs

Sierra Oncology

604.558.6536

investors@sierraoncology.com